                          Independent Auditors' Consent

The Board of Directors
Oswego County Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Bridge Street Financial, Inc. for the Oswego County Savings Bank Employees'Savings & Profit Sharing Plan and Trust of our independent auditors' report dated January 15, 2002, except for note 1(t) which is as of February 21, 2002, with respect to the consolidated statements of financial condition of Oswego County Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 2001, which report appears in the Prospectus for Common Stock of Bridge Street Financial, Inc. dated November 14, 2002, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933.

                                  /s/ KPMG LLP

Syracuse, New York
November 22, 2002